                                                                   Exhibit G - 8
                                                                   Page 1 of 6

         AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  June 30, 1998
                                  (in millions)

                                                         AEP                 CSW             Pro Forma        Pro Forma
                                                     (As Reported)    (As Reclassified)     Adjustments       Combined
                                                     -------------    -----------------     -----------       --------
ASSETS

ELECTRIC UTILITY PLANT:
   Production                                           $ 9,531            $ 5,845                            $15,376
   Transmission                                           3,547              1,580                              5,127
   Distribution                                           4,692              4,630                              9,322
   General (including mining assets
      and nuclear fuel)                                   1,607              1,561                              3,168
   Construction Work in Progress                            431                185                                616
                                                        -------            -------                            -------

          Total Electric Utility Plant                   19,808             13,801                             33,609

   Accumulated Depreciation and Amortization              8,179              5,412                             13,591
                                                        -------            -------                            -------

          NET ELECTRIC UTILITY PLANT                     11,629              8,389                             20,018
                                                        -------            -------                            -------

OTHER PROPERTY AND INVESTMENTS                            1,499                853                              2,352
                                                        -------            -------                            -------

CURRENT ASSETS:
   Cash and Cash Equivalents                                175                218                                393
   Accounts Receivable (net)                                868              1,004                              1,872
   Fuel                                                     246                 83                                329
   Materials and Supplies                                   274                157                                431
   Accrued Utility Revenues                                 197                118                                315
   Energy Marketing and Trading Contracts                   786                 --                                786
   Prepayments and Other                                     95                 76                                171
                                                        -------            -------                            -------

         TOTAL CURRENT ASSETS                             2,641              1,656                              4,297
                                                        -------            -------                            -------

REGULATORY ASSETS                                         1,819              1,192                              3,011
                                                        -------            -------                            -------

GOODWILL                                                     --              1,428                              1,428
                                                        -------            -------                            -------

DEFERRED CHARGES                                            224                322                                546
                                                        -------            -------                            -------

              TOTAL                                     $17,812            $13,840          $   --            $31,652
                                                        =======            =======          =======           =======

The Pro Forma adjustments to these Unaudited Pro Forma Combined Condensed Financial Statements are shown on pages 5 and 6.

                                                                   Exhibit G - 8
                                                                   Page 2 of 6

         AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  June 30, 1998
                                  (in millions)

                                                             AEP           CSW           Pro Forma     Pro Forma
                                                        (As Reported) (As Reclassified) Adjustments    Combined
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
     Common Stock                                         $   1,299     $     744       $ 85 (1)      $   2,128
     Paid-in Capital                                          1,816         1,045        (85)(1)          2,776
     Retained Earnings                                        1,645         1,748        (53)(2)          3,340
                                                          ---------     ---------     ---------       ---------

                  Total Common Shareholders' Equity           4,760         3,537        (53)             8,244

     Cumulative Preferred Stocks of Subsidiaries:
            Not Subject to Mandatory Redemption                  46           176                           222
            Subject to Mandatory Redemption                     128          --                             128
     Subsidiary Obligated, Mandatorily Redeemable,
         Trust Preferred Securities                            --             335                           335
     Long-term Debt                                           5,134         3,779                         8,913
                                                          ---------     ---------     ---------       ---------

                  TOTAL CAPITALIZATION                       10,068         7,827        (53)            17,842
                                                          ---------     ---------     ---------       ---------

OTHER NONCURRENT LIABILITIES                                  1,327            82                         1,409
                                                          ---------     ---------                     ---------

CURRENT LIABILITIES:
   Preferred Stock and Long-term Debt
       Due Within One Year                                      423            94                           517
   Short-term Debt                                              506         1,762                         2,268
   Accounts Payable                                             512           634                         1,146
   Taxes Accrued                                                303           232                           535
   Interest Accrued                                              72           103                           175
   Obligations Under Capital Leases                             103             2                           105
   Energy Marketing and Trading Contracts                       772          --                             772
   Other                                                        381           158         53(2)             592
                                                          ---------     ---------     ---------       ---------

                 TOTAL CURRENT LIABILITIES                    3,072         2,985         53              6,110
                                                          ---------     ---------     ---------       ---------

DEFERRED INCOME TAXES                                         2,543         2,459                         5,002
                                                          ---------     ---------                     ---------

DEFERRED INVESTMENT TAX CREDITS                                 365           272                           637
                                                          ---------     ---------                     ---------

DEFERRED GAIN ON SALE AND LEASEBACK -
    ROCKPORT PLANT UNIT 2                                       227          --                             227
                                                          ---------     ---------                     ---------

DEFERRED CREDITS                                                210           215                           425
                                                          ---------     ---------     ---------       ---------

              TOTAL                                       $  17,812     $  13,840     $   --          $  31,652
                                                          =========     =========     =========       =========

The Pro Forma adjustments to these Unaudited Pro Forma Combined Condensed Financial Statements are shown on pages 5 and 6.

                                                                   Exhibit G - 8
                                                                   Page 3 of 6

                       CENTRAL AND SOUTH WEST CORPORATION
               UNAUDITED RECLASSIFYING CONSOLIDATED BALANCE SHEET
                                  June 30, 1998
                                  (in millions)

                                                                     CSW
                                                    CSW          (Reclassifying          CSW
                                                (As Reported)       Entries)       (As Reclassified)
ASSETS
FIXED ASSETS:
   Electric
      Production                                   $ 5,845                             $ 5,845
      Transmission                                   1,580                               1,580
      Distribution                                   4,630                               4,630
      General                                        1,359       $   202(A)              1,561
      Construction Work in Progress                    185                                 185
      Nuclear Fuel                                     202          (202)(A)              --
                                                   -------       -------               -------

          Total Electric                            13,801          --                  13,801

    Other Diversified                                  299          (299)(B)              --
                                                   -------       -------               -------

               Total Fixed Assets                   14,100          (299)               13,801

   Accumulated Depreciation and Amortization         5,476           (64)(B,C)           5,412
                                                   -------       -------               -------

          NET FIXED ASSETS                           8,624          (235)                8,389
                                                   -------       -------               -------

OTHER PROPERTY AND INVESTMENTS                        --             853(B,C,D)            853
                                                   -------       -------               -------

CURRENT ASSETS:
   Cash and Cash Equivalents                           218                                 218
   Accounts Receivable                               1,051           (47)(E,F)           1,004
   Fuel                                                 83                                  83
   Materials and Supplies                              157                                 157
   Accrued Utility Revenues                           --             118(E)                118
   Under-Recovered Fuel Costs                           34           (34)(G)              --
   Notes Receivable                                     71           (71)(F)              --
   Prepayments and Other                                76                                  76
                                                   -------       -------               -------

         TOTAL CURRENT ASSETS                        1,690           (34)                1,656
                                                   -------       -------               -------

DEFERRED CHARGES AND OTHER ASSETS:
   Deferred Plant Costs                                500          (500)(G)              --
   Mirror CWIP Asset                                   279          (279)(G)              --
   Other Non-utility Investments                       430          (430)(D)              --
   Securities Available for Sale                        74           (74)(D)              --
   Income Tax Related Regulatory Assets, Net           321          (321)(G)              --
   Goodwill                                          1,428                               1,428
   Regulatory Assets                                  --           1,192(G)              1,192
   Other Deferred Charges                              437          (115)(C,G)             322
                                                   -------       -------               -------

        TOTAL DEFERRED CHARGES AND
             OTHER ASSETS                            3,469          (527)                2,942
                                                   -------       -------               -------

              TOTAL                                $13,783       $    57               $13,840
                                                   =======       =======               =======

The reclassifying entries to these Unaudited Pro Forma Combined Condensed Financial Statements are shown on pages 5 and 6.

                                                                   Exhibit G - 8
                                                                   Page 4 of 6

                       CENTRAL AND SOUTH WEST CORPORATION
               UNAUDITED RECLASSIFYING CONSOLIDATED BALANCE SHEET
                                  June 30, 1998
                                  (in millions)

                                                                              CSW
                                                           CSW          (Reclassifying         CSW
                                                      (As Reported)         Entries)     (As Reclassified)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
     Common Stock                                         $       744                       $       744
     Paid-in Capital                                            1,045                             1,045
     Retained Earnings                                          1,732   $        16(H)            1,748
     Foreign Currency Translation Adjustment
         and Other                                                 16           (16)(H)            --
                                                          -----------   -----------         -----------

                  Total Common Shareholders' Equity             3,537          --                 3,537

     Cumulative Preferred Stocks of Subsidiaries
          - Not Subject to Mandatory Redemption                   176                               176
     Subsidiary Obligated, Mandatorily Redeemable,
         Trust Preferred Securities                               335                               335
     Long-term Debt                                             3,783            (4)(I)           3,779
                                                          -----------   -----------         -----------

                  TOTAL CAPITALIZATION                          7,831            (4)              7,827
                                                          -----------   -----------         -----------

OTHER NONCURRENT LIABILITIES                                     --              82(C,I,J)           82
                                                          -----------   -----------         -----------

CURRENT LIABILITIES:
   Preferred Stock and Long-term Debt
       Due Within One Year                                         94                                94
   Short-term Debt                                                890           872(K)            1,762
   Short-term Debt - CSW Credit, Inc.                             814          (814)(K)            --
   Loan Notes                                                      58           (58)(K)            --
   Accounts Payable                                               634                               634
   Taxes Accrued                                                  232                               232
   Interest Accrued                                               103                               103
   Obligations Under Capital Leases                              --                                   2(I)
   Other                                                          160            (2)(I)             158
                                                          -----------   -----------         -----------

                 TOTAL CURRENT LIABILITIES                      2,985          --                 2,985
                                                          -----------   -----------         -----------

DEFERRED INCOME TAXES                                           2,459                             2,459
                                                          -----------                       -----------

DEFERRED INVESTMENT TAX CREDITS                                   272                               272
                                                          -----------                       -----------

DEFERRED CREDITS                                                  236           (21)(J)             215
                                                          -----------   -----------         -----------

              TOTAL                                       $    13,783   $        57         $    13,840
                                                          ===========   ===========         ===========

The reclassifying entries to these Unaudited Pro Forma Combined Condensed Financial Statements are shown on pages 5 and 6.

                                                                   Exhibit G - 8
                                                                   Page 5 of 6


                       CENTRAL AND SOUTH WEST CORPORATION
                              RECLASSIFYING ENTRIES

The CSW unaudited reclassifying condensed consolidated balance sheet reflects the reclassifying entries necessary to adjust CSW's consolidated balance sheet presentation to be consistent with the presentation expected to be used by AEP after the Merger is completed. The following describes such reclassifying entries:


BALANCE SHEETS RECLASSIFYING ENTRIES - JUNE 30, 1998
                                                                 Debit    Credit
                                                                  (in millions)
(A)   To reclassify nuclear fuel.

      Electric Plant - General                                   $202
             Electric Plant - Nuclear Fuel                                $202

(B)   To reclassify non-utility plant and related depreciation.

      Accumulated Depreciation                                      7
      Other Property and Investments                              292
             Other Diversified                                             299

(C) To reclassify nuclear decommissioning trust fund assets and obligations.

      Accumulated Depreciation                                     57
      Other Property and Investments                               57
             Other Deferred Charges                                         57
             Other Noncurrent Liabilities                                   57

(D) To reclassify other non-utility investments and securities available for sale.

      Other Property and Investments                              504
                         Other Non-Utility Investments                     430
                         Securities Available for Sale                      74

(E)   To reclassify accrued utility revenues.

      Accrued Utility Revenues                                    118
             Accounts Receivable                                           118

(F)   To reclassify notes receivable.

      Accounts Receivable                                          71
             Notes Receivable                                               71

(G)   To reclassify regulatory assets.

      Regulatory Assets                                         1,192
             Under-Recovered Fuel                                           34
             Deferred Plant Costs                                          500
             Mirror CWIP Asset                                             279
             Income Tax Related Regulatory Assets, Net                     321
             Other Deferred Charges                                         58

(H)   To reclassify foreign currency translation and other.

      Foreign Currency Translation Adjustments and Other           16
             Retained Earnings                                              16

                                                                   Exhibit G - 8
                                                                   Page 6 of 6

              BALANCE SHEETS RECLASSIFYING ENTRIES - JUNE 30, 1998

                                                                  Debit   Credit
                                                                   (in millions)
(I)   To reclassify capital lease obligations.

      Long-term Debt                                                4
      Current Liabilities - Other                                   2

             Other Noncurrent Liabilities                                    4
             Obligations Under Capital Leases                                2

(J)   To reclassify operating reserves.

      Deferred Credits                                             21
             Other Noncurrent Liabilities                                   21

(K)   To reclassify short-term debt.

      Short-term Debt - CSW Credit, Inc.                          814
      Loan Notes                                                   58
             Short-term Debt                                               872




         AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                         BALANCE SHEET PRO FORMA ENTRIES
                                  June 30, 1998

(1)   To adjust Common Stock to reflect 327,339,024 shares of $6.50 par value.

                                                                 Debit     Credit
                                                                  (in millions)
      Paid-in Capital                                             $85
             Common Stock                                                  $85

(2) To accrue the liability and adjust retained earnings for the transaction costs of the Merger.

      Retained Earnings                                            53

             Other Current Liabilities                                      53

